UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/30/2006

RUBINCON VENTURES INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-29429

DE	510388133
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Rubincon Ventures Inc.
1313 East Maple Street, Suite 223
Bellingham, WA 98225
(Address of principal executive offices, including zip code)

(360)-685-4240
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

The financial statements of Rubincon Ventures Inc. (the "Company") as of January 31, 2006 and 2005, for each of the years ended January 31, 2004 to 2006 and for the period from the date of inception on February 2, 1999 through January 31, 2006 have been restated to retroactively reflect one to four forward stock splits to the Company's shareholders on record on each of August 30, 2005 and October 2005.

The Company's statements of cash flows have been restated to reclassify a balance of $30,103 due to related parties for the year ended January 31, 2006 as financing activities rather than as operating activities, to reclassify an increase in note payable for the year ended January 31, 2006 as financing activities rather than investing activities and to exclude from the statement of cash flows for the year ended January 31, 2006 common shares of the Company issued for the payment of debts to directors and shareholders of the Company.

The description above is subject to the restated Financial Statements of the Company and the notes attached hereto in their entirety as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

Exhibit 99.1 Financial Statements of Rubincon Ventures Inc. for the year ended January 31, 2006

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBINCON VENTURES INC.

Date: May 30, 2006	By:	/s/ Guy Peckham
Guy Peckham
President

Exhibit Index

Exhibit No.	Description
EX-99.1	Financial Statements - non-material restatement - January 31, 2006